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                                                                    EXHIBIT 5.1

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2350 ROOM 5127
LOS ANGELES, CA 90053

Date: NOV 06 1990                         Employer Identification Number:
                                              95-1492269
AVERY INTERNATIONAL CORPORATION           File Folder Number:
C/O JED W BRICKNER                            950025106
LATHAM AND WATKINS                        Person to Contact:
555 SOUTH FLOWER STREET                       LOURDES REYES
LOS ANGELES, CA 90071-2466                Contact Telephone Number:
                                              (213) 894-4202
                                          Plan Name:
                                            AVERY INTERNATIONAL CORPORATION
                                            PROFIT SHARING PLAN 401K
                                          Plan Number: 002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that your read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     Your plan does not provide for contributions on behalf of participants not employed on the allocation date. In operation, the provision may discriminate in favor of employees who are stockholders, officers or highly compensated. If this discrimination occurs, your plan will not remain qualified. (See Rev. Rul. 76-250, 1976-2 C. B. 124.)

     This determination letter is applicable for the amendment(s) adopted on Nov. 18, 1988.

     This determination letter is applicable for the plan adopted on Nov. 30, 1953.

     The form of the plan satisfies those requirements of the Tax Reform Act of 1986 and the other laws, regulations, revenue rulings, and notices listed in section 4.01 of Rev. Proc. 88-47, 1988-2 C.B. 513, that are effective for plan years beginning before 1989.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.
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                                      -2-

AVERY INTERNATIONAL CORPORATION



     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,




                                            /S/  MICHAEL J. QUINN
                                                 Michael J. Quinn
                                                 District Director

Enclosures:
Publication 794
PWBA 515
Addendum